UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SPDR® Series Trust

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification number)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
SPDR Kensho Intelligent Structures ETF	NYSE Arca	82-3268954
SPDR Kensho Smart Mobility ETF	NYSE Arca	82-3380925
SPDR Kensho Future Security ETF	NYSE Arca	82-3410878

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:  ☐

Securities Act registration statement file number to which this form relates: 333-57793

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Shares is set forth in the registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-57793; 811-08839), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on September 8, 2017. Any form of supplement to the Registration Statement that is subsequently filed that relates to the Shares is hereby also incorporated by reference herein.

Item 2.	Exhibits

(a)(i)	Registrant’s First Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a)(i) to the Registration Statement.

(a)(ii)	Registrant’s Amendment to the First Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a)(ii) to the Registration Statement.

(b)	Registrant’s Amended and Restated Bylaws, incorporated herein by reference to Exhibit (b) to the Registration Statement.

(c)	Registrant’s form of global certificate, incorporated herein by reference to Item 2(c) to the Registrant’s registration of securities filed pursuant to Section 12(b) on Form 8-A/A on August 1, 2007 (Securities Exchange Act file number 001-16135).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of Boston and Commonwealth of Massachusetts on the 21st day of December, 2017.

By:	/s/ Jesse D. Hallee
Jesse D. Hallee
Secretary